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                                               FILED PURSUANT TO RULE 424(b(2)
                                               REGISTRATION FILE NO.: 333-74618


PROSPECTUS SUPPLEMENT                                             MARCH 27, 2002
(TO PROSPECTUS DATED JUNE 18, 2002)

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ANNALY MORTGAGE MANAGEMENT, INC.

COMMON STOCK

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Pursuant to a Sales Agency Agreement, dated July 8, 2002, between us and UBS
Warburg LLC, which has been filed as an exhibit to a report on Form 8-K filed with the Securities Exchange Commission on July 8, 2002 and is incorporated by reference herein, during the three months ended December 31, 2002, we did not sell any shares of our common stock, through UBS Warburg LLC, as our agent, pursuant to the Sales Agency Agreement. On December 31, 2002, the last reported sales price of our common stock on the NYSE was $18.80.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus, dated June 18, 2002, the prospectus supplement, dated July 8, 2002, and the prospectus supplement dated November 12, 2002.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



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                                   UBS WARBURG

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